                                                                  Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TDK Mediactive, Inc.
Calabasas, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 9, 2001, relating to the consolidated financial statements of TDK Mediactive, Inc. appearing in the Company's Transition Report on Form 10-K for the transition period from July 1, 2000 to March 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP

Los Angeles, California
September 7, 2001